    As filed with the Securities and Exchange Commission on January 31, 1997

                                                   Registration No. 333-
                                                                        --------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ALPHANET SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2554535
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                      (I.R.S. Employer Identification No.)

               7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927
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               (Address of Principal Executive Offices)(Zip Code)

                                1995 Stock Plan
                  1995 Non-Employee Director Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                   Stan Gang
          Chairman of the Board, President and Chief Executive Officer
                            AlphaNet Solutions, Inc.
               7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927
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                    (Name and Address of Agent for Service)

                                 (201) 267-0088
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         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                              David J. Sorin, Esq.
                            Andrew P. Gilbert, Esq.
                               Buchanan Ingersoll
                             500 College Road East
                              Princeton, NJ  08540
                                 (609) 987-6800

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                             Proposed               Proposed
                                                                             Maximum                Maximum
                                                          Amount             Offering               Aggregate          Amount Of
                 Title Of Securities                      To Be              Price Per              Offering         Registration
                  To Be Registered                    Registered(1)            Share                  Price               Fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value $.01 per share
       To be issued under the 1995 Stock Plan              268,600        $15.44(2)            $4,147,184(2)          $1,257
       Issued under the 1995 Stock Plan  . . .             478,500        $ 9.23(3)            $4,416,555(3)          $1,338
       To be issued under the 1995 Non-
         Employee Director Stock Option Plan .              40,000        $15.44(2)            $  617,600(2)          $  187
       Issued under 1995 Non-Employee
         Director Stock Option Plan  . . . . .              60,000        $11.08(4)            $  664,800(4)          $  202
------------------------------------------------------------------------------------------------------------------------------------
            TOTAL                                          847,100                             $9,846,139             $2,984
====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among four subtotals.

(2) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on January 29, 1997.

(3) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $9.23 per share covering 478,500 shares subject to stock options granted under the 1995 Stock Plan.

(4) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $11.08 per share covering 60,000 shares subject to stock options granted under the 1995 Non-Employee Director Stock Option Plan.

                              -----------------

                                EXPLANATORY NOTE

         This Registration Statement has been filed by AlphaNet Solutions, Inc. (the "Company") in order to register an aggregate of 847,100 shares of Common Stock, as follows: (i) 100,000 shares of Common Stock issuable under the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"); and (ii) 747,100 shares of Common Stock issuable under the 1995 Stock Plan (the "Stock Plan," and collectively with the Director Plan hereinafter referred to as the "Plans"), in each case adopted by the written consent of the then sole director of the Company on August 25, 1995 and approved by the shareholders of the Company on August 25, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the Plans listed on the cover page of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (taken together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

         The Company will provide a written statement to each participant of the Plans advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each Plan participant, upon written or oral request, a copy of all documents containing the Plan information required by Part I that then constitute part of the
Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the Vice President and Chief Financial Officer, AlphaNet Solutions, Inc., 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927. Telephone requests may be directed to
(201) 267-0088.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been or will be filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

               (a) The Company's Registration Statement on Form S-1 (Registration No. 33-97922) in the form declared effective by the Commission on March 20, 1996, including the Prospectus dated March 20, 1996, as filed with the Commission pursuant to Rule 424(b) on March 21, 1996.

               (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 20, 1996, the date the Company's Registration Statements on Form S-1 and Form 8-A were declared effective by the Commission.

               (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on March 20, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A member of the firm Buchanan Ingersoll serves on the Board of Directors of the Company, and, as a result of his election as a Director, was granted, on May 3, 1996, options to purchase 20,000 shares of the Company's Common Stock pursuant to the Director Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the Business Corporation Act of the State of New Jersey permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

         Section 14A:2-7(3) of the Business Corporation Act of the State of New Jersey enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under Section 14A:6-12(1)(a) of the Business Corporation Act of the State of New Jersey, which relates to unlawful declaration of dividends or other distributions of assets to stockholders or the unlawful purchase of shares of the corporation, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3).

         Article XI of the Registrant's Amended and Restated By-laws specifies that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Business Corporation Act of the State of New Jersey. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and such party had no reasonable cause to believe his or her conduct was unlawful. This provision of the By-laws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Business Corporation Act of the State of New Jersey are in effect, and any repeal or modification thereof shall not offset any rights or obligations then existing with respect to any statement of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         The Registrant has executed indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the fullest extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

         The Registrant has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law, or otherwise excluded by such insurance policy.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director of officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit
 Number                   Description
 ------                   -----------
 4.1                1995 Stock Plan.

 4.2                1995 Non-Employee Director Stock Option Plan.

 5                  Opinion of Buchanan Ingersoll.

 23.1               Consent of Price Waterhouse LLP.

 23.2               Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

 24                 Power of Attorney (see "Power of Attorney" below).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hanover, State of New Jersey, on this 31st day of January, 1997.

                             ALPHANET SOLUTIONS, INC.

                             By:   /s/Stan Gang
                                   --------------------------------------------
                                      Stan Gang
                                      Chairman of the Board, President and Chief
                                      Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stan Gang and Gary S. Finkel, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                             TITLE                                             DATE
 ---------                                             -----                                             ----
 /s/Stan Gang                           Chairman of the Board, President, Chief Executive           January 31, 1997
 --------------------------------       Officer and Director (principal executive
 Stan Gang                              officer)

 /s/Gary S. Finkel                      Vice President and                                          January 31, 1997
 --------------------------------       Chief Financial Officer (principal financial and
 Gary S. Finkel                         accounting officer)

 /s/Michael Gang                        Director                                                    January 31, 1997
 --------------------------------
 Michael Gang

 /s/Michael R. Bruce                    Director                                                    January 31, 1997
 --------------------------------
 Michael R. Bruce

 /s/David J. Sorin, Esq.                Director                                                    January 31, 1997
 --------------------------------
 David J. Sorin, Esq.

 /s/Susan Wolford                       Director                                                    January 31, 1997
 --------------------------------
 Susan Wolford

                                 EXHIBIT INDEX

      Exhibit                                     Description                                       Page
      Number                                      -----------                                      Number
      ------                                                                                       ------
        4.1        1995 Stock Plan.

        4.2        1995 Non-Employee Director Stock Plan.

         5         Opinion of Buchanan Ingersoll.

       23.1        Consent of Price Waterhouse LLP.

       23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

        24         Power of Attorney (included on signature page).